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EXHIBIT 23.1

CONSENT OF PERRY-SMITH LLP

        We consent to the incorporation by reference in this Registration Statement of Western Sierra Bancorp on Form S-8 our report, dated January 31, 2003, except for Note 19, as to which the date is March 13, 2003, appearing in the Annual Report on Form 10-K of Western Sierra Bancorp for the year ended December 31, 2002.

                      /s/ Perry-Smith LLP

Sacramento, California
January 5, 2004

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  EXHIBIT 23.1